EXHIBIT 99.1

FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION REPORTS RECORD SECOND QUARTER AND YEAR-TO-DATE FISCAL YEAR 2013 RESULTS

Eleventh Consecutive Quarter of Year-Over-Year Growth in Total Revenues and Adjusted EBITDA

PASADENA, CA – February 12, 2013 – General Finance Corporation (NASDAQ: GFN), the parent company of businesses in the mobile storage, modular space and liquid containment industries (the “Company”), today announced its consolidated financial results for the second quarter ended December 31, 2012. The consolidated results include majority-owned Royal Wolf Holdings Limited (“Royal Wolf”), the leading provider of portable storage solutions in the Asia-Pacific regions of Australia and New Zealand,  wholly-owned Pac-Van, Inc. (“Pac-Van”), a prominent regional provider of portable storage, office and liquid storage tank containers, mobile offices and modular buildings in North America, and 90%-owned Southern Frac, LLC (“Southern Frac”), a domestic manufacturer of portable liquid storage tank containers.

Second Quarter 2013 Highlights

•
Total revenues were $63.3 million, an increase of 32% over the second quarter of fiscal year 2012.  Total revenues include $7.7 million at Southern Frac, which we acquired on October 1, 2012, and accounted for half of the increase in the quarter.

•	Leasing revenues comprised 56% of total non-manufacturing revenues versus 52% for the second quarter of fiscal year 2012.
•	Adjusted EBITDA was $14.4 million, an increase of 40% over the second quarter of fiscal year 2012.
•	Adjusted EBITDA margin was 23%, compared to 21% in the second quarter of fiscal year 2012.
•	Net income attributable to common shareholders was $1.7 million, or $0.08 per share, compared to $0.1 million, or $0.00 per share, for the second quarter of fiscal year 2012.
•	Average fleet unit utilization at Royal Wolf was 84%.
•	Average fleet unit utilization at Pac-Van was 79%.
•	Completed two tuck-in acquisitions during the quarter.

YTD 2013 Highlights
•
Total revenues were $116.7 million, an increase of 16% over the first six months of fiscal year 2012.  Revenues at Southern Frac represented an 8% increase over total revenues during the first six months of fiscal year 2012.

•	Leasing revenues comprised 56% of total non-manufacturing revenues versus 49% for the first six months of fiscal year 2012.
•	Adjusted EBITDA was $26.9 million, an increase of 24% over the first six months of fiscal year 2012.
•	Net income attributable to common shareholders was $2.7 million, or $0.12 per share, compared to $1.1 million, or $0.05 per share, for the first six months of fiscal year 2012.
•	Average fleet utilization at Royal Wolf was 83%.
•	Average fleet utilization at Pac-Van was 78%.
•	Completed four tuck-in acquisitions during the first six months of fiscal year 2013.

Management Commentary

“We are pleased with the performance of each of our operating units in the second quarter,” said Ronald Valenta, President and Chief Executive Officer of General Finance Corporation. “Royal Wolf  and Pac-Van both continued to show improved profitability with 27% and 20% increases in quarterly leasing revenues over the same quarter in the prior year, respectively, based on high fleet utilization and improved lease rates. Southern Frac, our newly acquired manufacturer of portable liquid storage tank containers, not only posted solid results in its first quarter of operations under our ownership, but is proving to be an excellent source of business referrals to Pac-Van’s leasing operations.”

Charles Barrantes, Executive Vice President and Chief Financial Officer, added, “The continued gains in adjusted EBITDA and adjusted EBITDA margins validate our capital investment strategy of increasing the size of our lease fleet and pursuing accretive acquisitions in the attractive container asset class.”

Second Quarter 2013 Operating Summary

Royal Wolf

Royal Wolf’s revenues for the second quarter of fiscal year 2013 totaled $37.5 million, compared with $33.6 million for the second quarter of fiscal year 2012, an increase of 12%. On a local currency basis, revenues increased by 9% in Australian dollars.  The increase in revenues was driven primarily by growth in the mining and consumer sectors.  Adjusted EBITDA for the second quarter of 2013 was $10.9 million, compared with $8.3 million for the year-ago quarter, an increase of 31%. Higher revenues, a higher percentage of leasing revenues, and the stronger Australian dollar all contributed to the increased adjusted EBITDA.

Pac-Van

Pac-Van’s revenues for the second quarter of fiscal year 2013 totaled $18.1 million, compared with $14.5 million for the second quarter of fiscal year 2012, an increase of 25%. The increase in revenues resulted from growth in most sectors, particularly in commercial, construction, services and mining and energy. Adjusted EBITDA for the second quarter of fiscal year 2013 was $3.9 million, compared with $2.7 million for the year-ago quarter, an increase of 44%.  Higher revenues, strong fleet utilization and higher lease rates all contributed to the increased adjusted EBITDA.

Southern Frac

On October 1, 2012, the Company acquired 90% of the membership interests of Southern Frac. Revenues to external customers for the second quarter of fiscal year 2012 totaled $7.7 million.  Not included in this amount were intercompany revenues of $3.6 million from tank containers sold to Pac-Van and eliminated in the Company’s consolidated results.  Adjusted EBITDA for the quarter was $0.4 million, which was reduced by one-time costs of approximately $0.3 million.

Balance Sheet Overview

At December 31, 2012, the Company had total debt of $210.9 million and cash and cash equivalents of $5.6 million, compared with $174.1 million and $7.1 million at June 30, 2012, respectively.  During the first six months of fiscal year 2013, the Company generated free cash flow (operating and investing activities before non-manufacturing inventory and lease fleet expenditures and business acquisitions) of $12.1 million. Total non-manufacturing inventory and lease fleet expenditures for the first six months of fiscal year 2013 were $30.2 million.

Inventories were $42.5 million at December 31, 2012, including $4.0 million at Southern Frac, an increase from $31.2 million at June 30, 2012. Days sales outstanding in receivables were 41 and 46 days for Royal Wolf and Pac-Van, respectively, compared to 41 and 51 days, respectively, at June 30, 2012; and 14 days for Southern Frac at December 31, 2012.

As of December 31, 2012, General Finance owned 50.2 million shares of Royal Wolf, or over 50% of total shares outstanding.  The value of these shares is approximately $153.0 million, or $6.95 per issued and outstanding GFN common share, based on Royal Wolf’s February 11, 2013 closing price of A$2.96 and an AUD/USD exchange rate of 1.03.

Outlook

Management remains comfortable with the full year outlook that was provided in the Company’s fourth quarter and fiscal year 2012 earnings press release and conference call, which stated consolidated revenues for fiscal 2013 were expected to be in the range of $222 million to $230 million and consolidated adjusted EBITDA was expected to be in the range of $52 million to $55 million.

Conference Call Details

Management will host a conference call today at 8:30 a.m. PST (11:30 a.m. EST), to discuss the Company’s operating results. The conference call number for U.S. participants is (866) 901-5096 and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 95180330. Additionally, interested parties can listen to a live webcast of the call in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

A replay of the conference call may be accessed through February 26, 2013 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID number 95180330.

After the replay has expired, interested parties can listen to the conference call via webcast in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is the parent company of businesses in the mobile storage, modular space and liquid containment (“portable services”) industries.  Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries.  The Company’s principal operating subsidiaries are majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in the Asia-Pacific regions of Australia and New Zealand,  wholly-owned Pac-Van, Inc. (www.pacvan.com), a prominent regional provider of portable storage, office and liquid storage tank containers, mobile offices and modular buildings in North America, and 90%-owned Southern Frac, LLC (www.southernfrac.com), a domestic manufacturer of portable liquid storage tank containers.   Royal Wolf’s shares trade on the Australian Securities Exchange under the symbol RWH.

Cautionary Statement about Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements addressing management’s views with respect to future financial and operating results, competitive pressures, market interest rates for our variable rate indebtedness, our ability to raise capital or borrow additional funds, changes in the Australian, New Zealand or Canadian dollar relative to the U.S. dollar, regulatory changes, customer defaults or insolvencies, litigation, acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, our ability to procure adequate levels of products to meet customer demand, our ability to procure adequate supplies for our manufacturing operations, labor disruptions, adverse resolution of any contract or other disputes with customers, declines in demand for our products and services from key industries such as the Australian mining industry or the U.S. construction industry or a write-off of all or a part of our goodwill and intangible assets. These involve risks and uncertainties that could cause actual outcomes and results to differ materially from those described in forward-looking statements. We believe that the expectations represented by our forward-looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable law. The forward-looking statements contained in this press release are expressly qualified by this cautionary statement. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Investor/Media Contact

Larry Clark
Financial Profiles, Inc.
310-478-2700 ext. 29

-Financial Tables Follow-

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)
	Quarter Ended December 31,		Six Months Ended December 31,
	2011	2012	2011	2012

Revenues
Sales:
Lease inventories and fleet	$22,935	$24,276	$51,144	$47,998
Manufactured units	—	7,731	—	7,731
	22,935	32,007	51,144	55,729
Leasing	25,172	31,345	49,756	61,012
	48,107	63,352	100,900	116,741

Costs and expenses
Cost of sales:
Lease inventories and fleet (exclusive of the items shown separately below)	16,756	18,091	37,233	35,403
Manufactured units	—	6,549	—	6,549
Direct costs of leasing operations	10,065	11,397	19,952	22,381
Selling and general expenses	11,181	13,342	22,395	26,275
Depreciation and amortization	4,682	5,287	9,240	10,587

Operating income	5,423	8,686	12,080	15,546

Interest income	33	17	128	40
Interest expense	(2,888)	(2,630)	(6,290)	(5,855)
Foreign currency exchange gain (loss) and other	(764)	107	323	468
	(3,619)	(2,506)	(5,839)	(5,347)

Income before provision for income taxes	1,804	6,180	6,241	10,199

Provision for income taxes	686	2,349	2,372	3,876

Net income	1,118	3,831	3,869	6,323

Preferred stock dividends	(44)	(43)	(89)	(86)
Noncontrolling interest	(1,007)	(2,067)	(2,676)	(3,553)

Net income attributable to common stockholders	$67	$1,721	$1,104	$2,684

Net income per common share:
Basic	$0.00	$0.08	$0.05	$0.12
Diluted	0.00	0.08	0.05	0.12

Weighted average shares outstanding:
Basic	22,013,299	22,026,631	22,013,299	22,025,690
Diluted	22,255,264	22,631,194	22,255,167	22,630,253

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30, 2012	December 31, 2012
		(Unaudited)
Assets
Cash and cash equivalents	$7,085	$5,594
Restricted cash	—	1,000
Trade and other receivables, net	35,443	33,420
Inventories	31,206	42,472
Prepaid expenses and other	5,029	5,601
Property, plant and equipment, net	12,732	18,435
Lease fleet, net	259,458	289,983
Goodwill	68,449	72,664
Other intangible assets, net	18,158	20,240
Total assets	$437,560	$489,409

Liabilities
Trade payables and accrued liabilities	$35,964	$36,480
Income taxes payable	593	404
Unearned revenue and advance payments	12,151	14,740
Senior and other debt	174,092	210,937
Deferred tax liabilities	20,763	24,018
Total liabilities	243,563	286,579

Commitments and contingencies	—	—

Equity
Cumulative preferred stock, $.0001 par value: 1,000,000 shares authorized; 26,750 shares issued and outstanding (in series) at June 30, 2012 and December 31, 2012	1,395	2,145
Common stock, $.0001 par value: 100,000,000 shares authorized; 22,019,965 and 22,026,631 shares outstanding at June 30, 2012 and December 31, 2012, respectively	2	2
Additional paid-in capital	112,865	113,301
Accumulated other comprehensive income	5,809	7,156
Accumulated deficit	(22,877)	(20,107)
Total General Finance Corporation stockholders’ equity	97,194	102,497
Equity of noncontrolling interests	96,803	100,333
Total equity	193,997	202,830
Total liabilities and equity	$437,560	$489,409

Explanation and Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-U.S. GAAP measure. We calculate adjusted EBITDA to eliminate the impact of certain items we do not consider to be indicative of the performance of our ongoing operations.  In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We present adjusted EBITDA because we consider it to be an important supplemental measure of our performance and because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and a form of adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA only supplementally. The following table shows our adjusted EBITDA and the reconciliation from net income (in thousands):

	Quarter Ended December 31,		Six Months Ended December 31,
	2011	2012	2011	2012
Net income	$1,118	$3,831	$3,869	$6,323
Add (deduct) —
Provision for income taxes	686	2,349	2,372	3,876
Foreign currency exchange (gain) loss and other	764	(107)	(323)	(468)
Interest expense	2,888	2,630	6,290	5,855
Interest income	(33)	(17)	(128)	(40)
Depreciation and amortization	4,682	5,396	9,240	10,696
Share-based compensation expense	213	348	420	646
Adjusted EBITDA	$10,318	$14,430	$21,740	$26,888

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